Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2023, with respect to the consolidated financial statements of Diffusion Pharmaceuticals Inc., incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia

September 28, 2023